                                                                    Exhibit 23.2

                   CONSENT AND REPORT OF INDEPENDENT AUDITORS

The Board of Directors
RealNetworks, Inc.:

    The audits referred to in our report dated January 21, 1999, except for
Note 10(a), which is as of May 10, 1999, included the related financial statement schedule for each of the years in the three-year period ended December 31, 1998, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

    We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

KPMG LLP

Seattle, Washington
July 28, 1999